                                                                      EXHIBIT 17

                                                                           TAB 1

                               UNANIMOUS CONSENT
                                      OF
                                 SOLE DIRECTOR
                                LIEU OF MEETING
                                      OF
                                   AVE, INC.
--------------------------------------------------------------------------------

        THE UNDERSIGNED, being the sole director of AVE, INC. a Nevada Corporation, hereby consents to and adopts the following resolutions this 19th day of June, 1995.

        RESOLVED, that as of the close of business on the date hereof, the undersigned will resign as the sole officer and director of AVE, INC. (the "Company"); and

        RESOLVED, that as of the close of business on the date hereof, the new directors of the Company will be:

                               Henri Hornby, and
                               Neil Hornby; and

        The new officers of the Company will be:

                               President:   Henri Hornby
                               Sec. Treas.: Neil Hornby


                                        /s/ VICTOR ALEXANDER
                                        ------------------------------
                                        Victor Alexander

                                                                           TAB 2

                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)

     The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

     WHEREAS the Board, in response to a written request dated June 1, 1998 from Tom Athans, President and Board do hereby find it

     RESOLVED that, the Company accept the resignation of Tom Athans as President and as a member of the Board of Directors effective June 1, 1998 and that the Company pursue such actions outlined in a letter to Mr. Athans from Gene Klawetter dated June 9, 1998, a copy of which is attached.

     IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: June 9, 1998



/s/  R G KLAWETTER                                 /s/  HENRI HORNBY
   ------------------------------                  ---------------------
     R. Gene Klawetter, Chairman                        Henri Hornby



Seal

[AVE, INCORPORATED LETTERHEAD APPEARS HERE]



June 9, 1998

By facsimile: 817 498 6874

Mr. Thomas E. Athans
6531 Glenview Dr., #415
Ft. Worth, TX. 76180

Dear Tom:

On behalf of AVE and its remaining Board of Directors, I reluntantly accept your resignation as President and Board Member, effective June 1. 1998. We truly appreciate and understand your personal need to take this action. It is unfortunate that the timing of AVE's product availability and commensurate funding was inconsistent with your needs. However, we all understand the reality of necessarily "moving on" and want to wish you much success and reward in your new endeavors, whatever they may be.

Tom, we respectfully request your continued support with regard to AVE's ongoing efforts to raise much needed funding. A major obstacle for us has been the number of shares which you hold. When the acquisition of DM1 was completed, it was predicated on a number of factors. For example:

     1. A product was anticipated to be available in the summer/fall of 1997. AVE has been severly hampered because neither NASA or Dr. Bondy performed as touted.

     2. A forthcoming, conditional letter of intent for orders predicated on the presence of a working prototype.

     3. Your ability to not only develop a complete business plan, but to assist the former people involved with the AVE shell to raise necessary funding.

     4.   Your long-term association with AVE.

Tom, more than one year after the initial closing of the AVE/DMI reverse merger, none of the above exists today. Additionally, as you have mentioned to me on more than one occassion, there is a distinct possibility that Dr. Bondy (NASA) can not or will not build a flat-plane antenna which meets the necessary commercial performance specifications and/or manufacturing cost targets which permit the product to be viable. Perish the thought, but if we end up with no antenna, then the question of what AVE acquired in the merger is questionable, right?

Mr. Tom Athans
Page -2-


Given the many uncertainties, etc. surrounding AVE at the moment, particularly with respect to the original transaction, I would like to appeal to you to consider an action which would definetly help all parties involved. Tom, returning 2 million of your shares to AVE's treasury would help the Company immensely. The bottom line is this;

     1. If the Company is successful, your remaining 2 million shares (plus Marvin's 300,000) will make both of you very wealthy. Even at the 504D offering price of $0.50 per share, we are talking about more than $1 million. I honestly feel that this - at a minimum - is fair for the contribution which has been made, don't you?

     2. If the Company is not successful, having 4 million shares or 2 million shares is not material; neither pieces of paper are worth anything.

     3. If the prototype ends up not being a reality, AVE could perhaps make the case that all of the shares should be returned. By helping us now so that we can pursue funding, etc., AVE would not feel disposed to any effort in this regard.

Tom, as long as possible, George Sullivan and I are going to try and make something of the AVE opportunity and we remain very positive. We look forward to continuing our association with you. In either case mentioned above, you will remain our largest shareholder for some time. I value our friendship and cannot wait to play golf with you (although, I am going to wait until there is a good chance you will be challenged).

Again, Tom, all the best and much, much success in the future. Please stay in touch.

Sincerely,

/s/ R G KLAWETTER

R. Gene Klawetter

xc: Henri Hornby

                                                                         TAB 3

                                   AVE, Inc.
                                State of Nevada


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the shareholders of AVE, Inc.:


Notice is hereby given that a Special Meeting of Shareholders of AVE, Inc., A Nevada Company, will be held at 3653 Hemlock Court, Reno, Nevada, at 11:00 a.m. on July 11, 1995. The Board of Directors has fixed the close of business on June 26, 1995 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

The meeting has the following purpose:

1.   To approve the appointment of two new Directors of the Company.

2. To approve a 1:200 stock split of the Company's outstanding shares, reducing the number of shares outstanding from 20,539,000 to 102,695.

3. To approve an amendment of the Companies authorized common shares, after the Company's 1:200 stock split has been approved, to 15,000,000 of $.001 par value stock.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS



Henri R. Hornby
President
June 26, 1995


NO PROXY IS INCLUDED WITH THIS NOTICE AND NONE IS SOLICITED BY MANAGEMENT

AVE. INC. 3653 HEMLOCK COURT, RENO, NEVADA 89509,702-829-8812, FAX 702-829-8813

                                                                           TAB 4

                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)

        The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:

        WHEREAS the Board of Directors, in acting with prudent urgency to enable the Company to begin trading of its shares and to subsequently implement a 504 Reg D stock offering for the purpose of funding development and manufacture of the Company's product do hereby find it

        RESOLVED that the agreement proposed to Mr. Thomas Athans for purchase of 4,000,000 shares of Company stock and the related issuance of 60,000 shares of AVE stock to two persons to which he sold a portion of these shares and the agreement proposed to Mr. Marvin Athans for purchase of 300,000 shares of Company stock, such agreements being attached to these minutes, be approved as being in the best interest of the Company and its shareholders.

        IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: August 27, 1998


      /s/ R. GENE KLAWETTER                     /s/ HENRI HORNBY
-----------------------------------     -----------------------------------
    R. Gene Klawetter, Chairman                     Henri Hornby


Seal

                [LETTERHEAD OF AVE, INCORPORATED APPEARS HERE]

September 3, 1998
By facsimile: 303 595 0821

Corporate Stock Transfer
Attention: Sally
370 Seventeenth St., Suite 2350
Denver, CO 80202-4614

Dear Sally:

First of all, per our telephone conversation this morning, I am sending you under separate cover the package to issue ICS Communications 400,000 shares. Sorry for the confusion.

Additionally, attached herewith you will find the following:

1. Certificate Number 3068, Marvin Athans, 300,000 shares which is being cancelled.
2. Certificate Number 3065, Tom Athans, 4,000,000 shares which is being cancelled.
3. An agreement with corresponding promissory note between Henri Hornby and Marvin Athans.
4. An agreement with corresponding promissory note between Henri Hornby and Tom Athans.
5. Minutes authorizing the transaction on behalf of AVE, Incorporated in which,

        A. 2,300,000 shares with restrictive legend of the 4,300,000 being cancelled are to be issued to Henri Hornby, and
        B. 1,940,000 shares are to be returned to AVE's treasury stock account.

6. Additionally, please issue the remaining 60,000 Tom Athans' shares of AVE with restrictive legend per the minutes attached as follows:

        20,000 shares to Darrell Gregg, 1724 Fagan St., Ft. Worth, TX 76131 40,000 shares to Gayle & Mack Morris, 5901 Montford Dr., Colleyville, TX 76103

Once the above shares are issued, please rerun an updated version of AVE's shareholder list.

Thanks, Sally.

Sincerely,



R. Gene Klawetter
Chairman, CEO

                [LETTERHEAD OF AVE, INCORPORATED APPEARS HERE]

September 2, 1998

Ms. Kye K. Weeks
Corporate Stock Transfer
370 Seventeenth St., Suite 2350
Denver, CO 80202-4614

Dear Kye:

First of all, let me follow up on a request we sent you several weeks ago regarding the issuance of 400,000 shares of stock to ICS Communications. We have received nothing from you in this regard. Would you please check and let me know the status?

Additionally, attached herewith you will find the following:

1. Certificate Number 3068, Marvin Athans, 300,000 shares which is being cancelled.
2. Certificate Number 3065, Tom Athans, 4,000,000 shares which is being cancelled.
3. An agreement with corresponding promissory note between Henri Hornby and Marvin Athans.
4. An agreement with corresponding promissory note between Henri Hornby and Tom Athans.
5. Minutes authorizing the transaction on behalf of AVE, Incorporated in which,

        A. 2,300,000 shares with restrictive legend of the 4,300,000 being cancelled are to be issued to Henri Hornby, and
        B. 2,000,000 shares are to be returned to AVE's treasury stock account.

6. Additionally, please issue 60,000 shares of AVE with restrictive legend per the minutes attached as follows:

        20,000 shares to Darrell Gregg, 1724 Fagan St., Ft. Worth, TX 76131 40,000 shares to Gayle & Mack Morris, 5901 Montford Dr., Colleyville, TX 76103

Once the above shares are issued, please rerun an updated version of AVE's shareholder list.

Thanks, Kye.

Sincerely,

/s/ R. GENE KLAWETTER

R. Gene Klawetter
Chairman, CEO

                              LETTER OF AGREEMENT
                     Between Tom Athans & Henri R. Hornby

Representations of Mr. Athans:

1. Mr. Athans is obligated to issue two separate parties a total of 60,000 AVE, Inc. common shares at a per share price of $0.25 for which Mr. Athans received $15,000.

2. Mr. Athans agrees that AVE, Inc. will issue these shares direct to the above mentioned parties upon receipt of the Names, Addresses, Telephone Numbers and specific shares to be issued to each party. Mr. Athans agrees to forward this information to AVE at 343 Harrison St. Denver CO 80206 within 48 hours of signing this agreement.

3. Mr. Athans agrees to return AVE, Inc. stock certificate number 056700 in the amount of 4,000,000 shares of AVE, Inc. common stock to Corporate Secretary, 343 Harrrison St. Denver, CO 80206 within 48 hours of signing this agreement.

4. Mr. Athans acknowledges that 2,000,000 of the 4,000,000 shares will be returned to AVE, Inc.'s treasury account and that 2,000,000 of the shares will be sold to Mr. Henri Hornby for a total of $10,000.

5. Mr. Athans agrees to accept payment as follows:

        a. $2,500 in cash at the time this agreement is signed.
        b. $7,500 by way of a promissory note which is attached.

6. Mr. Athans agrees to complete this transaction no later than August 31, 1998.

Representations of Mr. Hornby:

1. Mr. Hornby agrees to purchase 2,000,000 shares of AVE Inc. common stock from Mr. Athans for a total price of $10,000. Mr. Hornby will pay $2,500 in cash upon signing of this agreement and sign a promissory note for the remaining balance (see attached). This agreement is predicated upon Mr. Athans returning 4,000,000 to AVE, Inc., 2,000,000 of which will be retired to the Company's treasury.

2. Mr. Hornby will extend and support an AVE Board resolution(s) which will approve the issuance of the stock indicated in Representation No. 1 of Mr. Athans, and secure corporate approval for this overall transaction (see attached Board Minutes).

3. Mr. Hornby agrees to complete this transaction no later than August 31, 1998.

(This space left blank intentionally)

Agreed:                                 Agreed:

/s/ Tom Athans                          /s/ Henri Hornby
Mr. Tom Athans                          Mr. Henri Hornby

Date: 8-31-98                           Date: 8-31-98


Notes:

Send Certificate to and correspondence relating to this matter to:

AVE, Inc.
343 Harrison St.
Denver CO 80206

Send Payment to and correspondence relating to this matter to:

Mr. Tom Athans
6531 Glenview Drive
#415
Ft. Worth, TX 76180

                                     NOTE

August 31, 1998                                                         $7,500

Reno, Nevada

        FOR VALUE RECEIVED, the undersigned Henri Hornby ("Purchaser"), hereby promises to pay to the order of Thomas Athans ("Noteholder"), 6531 Glenview Dr., #415, Fort Worth, TX 76180, or at such other address or addresses as Noteholder may subsequently designate in writing, the full and true sum of Seven Thousand and 00/100 ($7,500)("Principal").

        This Note evidences 4,000,000 common shares of AVE, Inc. stock (Certificate No. 056700) acquired by the Purchaser from the Noteholder for a total purchase price of $10,000, an amount of $2,500 being paid in cash upon the signing of this note. The remaining Principal as follows $2,500 on or before November 1, 1998, $2,500 on or before January 1, 1999 and $2,500 on or before March 1, 1999.

        In order for this Note to be binding on both parties the following actions are required:

     1. Original signatures of the Purchaser and Noteholder must be affixed below on two copies of the Note, one copy to be retained by the Noteholder and one copy to be returned to the Purchaser. The signed at one certificate No. 056700 representing 4,000,000 shares of AVE, Inc. stock is to be returned to AVE at 343 Harrison St., Denver, CO 80206 within 48 hours of the signing of this agreement.

     2. The Noteholder is to have received a check from the Purchaser in the amount of $2,500.

     3. Upon receipt of the share certificate AVE, Inc. is to return evidence of the receipt for said certificate by certified U.S. mail.

     4. AVE, Inc. is to order issuance to two separate parties a total of 60,000 AVE, Inc. common shares via the Company's transfer agent upon receipt of the Names, Addresses, Telephone Numbers and specific count of shares to be issued to each party, such information being forwarded to AVE at 343 Harrison St., Denver, CO 80206 by the Noteholder within 48 hours of the signing of this agreement.

        In the event Noteholder shall resort to legal process to collect any sum due under this Note, Noteholder shall be entitled to collect from Purchaser all of the Noteholder's codes and expenses (including reasonable attorney's fees) incurred in such collection.

                                        Purchaser



                                        By     /s/ Henry Hornby
                                           -----------------------------
                                              Henry Hornby 8-31-98

                                        Noteholder


                                        By     /s/ Thomas Athans
                                           -----------------------------
                                                   Thomas Athans

                              LETTER OF AGREEMENT
                    Between Marvin Athans & Henri R. Hornby

Representations of Mr. Athans:

1. Mr. Athans agrees to return AVE, Inc. stock certificate number 053068 in the amount of 300,000 shares of AVE Inc. common stock to Corporate Secretary, 343 Harrison St. Denver, CO 80206 within 48 hours of signing this agreement.

2. Mr. Athans agrees to accept payment as follows:

        a. $1,000 in cash at the time this agreement is signed.
        b. $1,500 by way of a promissory note which is attached.

3. Mr. Athans agrees to complete this transaction no later than August 31, 1998.

Representations of Mr. Hornby:

1. Mr. Hornby agrees to purchase 300,000 shares of AVE Inc. common stock from Mr. Athans for a total price of $2,500. Mr. Hornby will pay $1,000 in cash upon signing of this agreement and sign a promissory note for the remaining balance (see attached). This agreement is predicated upon Mr. Athans returning 300,000 to AVE, Inc.

2. Mr. Hornby will extend and support an AVE Board resolution(s) which will approve the issuance of the stock indicated in Representation No. 1 of Mr. Athans, and secure corporate approval for this overall transaction (see attached Board Minutes).

3. Mr. Hornby agrees to complete this transaction no later than August 31, 1998.

(This space left blank intentionally)

Agreed:                                         Agreed:

/s/ Marvin Athans                               /s/ Henri Hornby
Mr. Marvin Athans                               Mr. Henri Hornby

Date:                                           Date: 8-31-98



Notes:

Send Certificate to and correspondence relating to this matter to:

AVE, Inc.
343 Harrison St.
Denver, CO 80206

Send Payment to and correspondence relating to this matter to:

Mr. Tom Athans
6531 Glenview Drive
#415
Ft. Worth, TX 76180

                                     NOTE

August 31, 1998                                                         $1,500

Reno, Nevada

        FOR VALUE RECEIVED, the undersigned Henri Hornby ("Purchaser"), hereby promises to pay to the order of Marvin Athans ("Noteholder"), 6531 Glenview Dr., #415, Fort Worth, TX 76180, or at such other address or addresses as Noteholder may subsequently designate in writing, the full and true sum of Fifteen Hundred and 00/100 ($1,500) ("Principal"), by December 1, 1998 ("Maturity Date").

        This Note evidences 300,000 common shares of AVE, Inc. stock (Certificate No. 056684) acquired by the Purchaser from the Noteholder for a total purchase price of $2,500, an amount of $1,000 being paid in cash upon the signing of this note. The remaining Principal is payable by or before the Maturity Date in U.S. Dollars.

        In order for this Note to be binding on both parties the following actions are required:

     1. Original signatures of the Purchaser and Noteholder must be affixed below on two copies of the Note, one copy to be retained by the Noteholders and one copy to be returned to the Purchaser. The signed at one certificate No. 056684 representing 300,000 shares of AVE, Inc. stock is to be returned to AVE at 343 Harrison St., Denver, CO 80206 within 48 hours of the signing of this agreement.
     2. The Noteholder is to have received a check from the Purchaser in the amount of $1,000.
     3. Upon receipt of the share certificate AVE, Inc. is to return evidence of the receipt of the share certificate to the Noteholder in the form of a receipt for said certificate by certified U.S. mail.

        In the event Noteholder shall resort to legal process to collect any sum due under this Note, Noteholder shall be entitled to collect from Purchaser all of the Noteholder's costs and expenses (including reasonable attorney's fees) incurred in such collection.

                                        Purchaser


                                        By     /s/ Henri Hornby
                                           -------------------------
                                              Henri Hornby 8-31-98

                                        Noteholder


                                        By     /s/ Marvin Athans
                                           -------------------------
                                              Marvin Athans 8-31-98

                          Issue all stock in my name:


        Darrell Gregg
        1724 Fagan
        Ft. Worth, TX 76131             -- 20,000 Shares


        Fax #498-6874

        Mr. Tom Athens

--------------------------------------------------------------------------------

        Gayle & Mack Morris
        5901 Montford Dr.
        Colleyville, TX 76134          40,000 Shares           963-5389

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

3068                                                                 **300,000**

                                   AVE, INC.
                      AUTHORIZED STOCK: 50,000,000 SHARES
                           PAR VALUE $.001 PER SHARE

                                        CUSIP #002289-20-5

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

This Certifies that

                                               **MARVIN W. ATHANS**
is the registered holder of

                          **THREE HUNDRED THOUSAND**
                                                                       Shares of

                                   AVE, INC.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 12th day of January A.D. 1998

                                                    COUNTERSIGNED AND REGISTERED
                             TRANS NATIONAL TRANSFER, Salt Lake City, Utah 84110
                        P.O. Box 2004, Salt Lake City, Utah 84110 (801) 521-7300
                                BY
                                     TRANSFER AGENT - AUTHORIZED SIGNATURE

AVE, INC.
CORPORATE
SEAL
NEVADA                          SECRETARY                          PRESIDENT
                              NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT


NO SALE OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER FEDERAL SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH ??? THEN IN EFFECT OR AN EXEMPTION FROM REGISTRATION REQUIREMENT OF SUCH ACT, IS THEN IN FACT APPLICABLE TO SUCH SECURITIES.

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

3065                                                               **4,000,000**

                                   AVE, INC.
                      AUTHORIZED STOCK: 50,000,000 SHARES
                           PAR VALUE $.001 PER SHARE

                                        CUSIP #002289-20-5

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

This Certifies that

                                                    **TOM ATHANS**
is the registered holder of

                               **FOUR MILLION**
                                                                       Shares of

                                   AVE, INC.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 12th day of January A.D. 1998

                                                    COUNTERSIGNED AND REGISTERED
                             TRANS NATIONAL TRANSFER, Salt Lake City, Utah 84110
                        P.O. Box 2004, Salt Lake City, Utah 84110 (801) 521-7300
                                BY
                                     TRANSFER AGENT - AUTHORIZED SIGNATURE

AVE, INC.
CORPORATE
SEAL
NEVADA                          SECRETARY                          PRESIDENT
                              NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT


NO SALE OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER FEDERAL SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH ??? THEN IN EFFECT OR AN EXEMPTION FROM REGISTRATION REQUIREMENT OF SUCH ACT, IS THEN IN FACT APPLICABLE TO SUCH SECURITIES.

                                                                           TAB 5

                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)

        The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

        WHEREAS the Board of Directors, acting in support of the Company's continuing efforts to develop a microstrip antenna according to its business plan and to take the Company in a direction consistent with the best interests of the shareholders do hereby find it

        RESOLVED that the CEO be authorized to enter into a letter of intent with Prime Corporation to sell to the same all rights to the NASA patent and license agreement for a consideration as outlined in the attached letter of intent. The purpose of the proposed agreement with Prime Corporation is to obtain operating capital and to clear the way for the Company to enter into a merger or acquisition, such merger or acquisition to be determined at a future time.

        IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: January 20, 1999


      /s/ R. GENE KLAWETTER                      /s/ HENRI HORNBY
-----------------------------------     -----------------------------------
    R. Gene Klawetter, Chairman                     Henri Hornby

Seal

                                                                           TAB 6

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA


                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                                   AVE. INC.

AVE, INC., a corporation incorporated as De Luxe Onyx Company by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Nevada on January 23, 1987, which Certificate of Incorporation was amended on January 23, 1987 to, among other things, change the name of the corporation to Walsh Communications Group, Inc., and which was further amended on May 7, 1990, to change the name of the corporation to AVE, Inc., now desiring to integrate into a single instrument all the provisions of its Certificate of Incorporation now in effect and operative, and desiring further to amend said Certificate of Incorporation, certifies as follows:

                                    I. NAME

The name of the Corporation is AVE, Inc.

                       II. AMENDED AND RESTATED ARTICLES

The text of the Amended and Restated Articles of Incorporation are set forth in Exhibit A, attached hereto and incorporated herein by this reference.

                                III. AMENDMENTS

The amendment contained in the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on June 20, 1999 in accordance with Section 78.207 of the Nevada General Corporation Law. On that date, the following proposal was discussed and approved:

        Increasing the amount of authorized common shares from 15,000,000 shares of common stock, $.001 par value, to 30,000,000 shares of common stock, $.001 par value.

The amendment is restated in Exhibit A with no change and only for purposes of clarity.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to the Articles of Incorporation of AVE, Inc. to be executed by its duly authorized officer as of the date first above written.

                                        AVE, INCORPORATED


                                        /s/ R. Gene Klawetter
                                        ------------------------------
                                        R. Gene Klawetter, President


                                        /s/ George Sullivan
                                        ------------------------------
                                        George Sullivan, Secretary

State of Colorado

                  )
County of Douglas ) ss
                  )

On this 25 day of June, 1999, before me, Pamela Miller, the undersigned officer, personally appeared R. Gene Klawetter and George Sullivan, known personally to me to the President and Secretary, respectively, of the above named corporation, and that they, as such officers being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                        /s/ Pamela Miller
                                        ------------------------------
                                        Notary Public



                                        My commission expires:   10-5-99
                                                              -------------

                                   EXHIBIT A

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                   AVE, INC.

The Certificate of Incorporation of AVE, Inc. is hereby restated, integrated and amended to read as follows:

                                 Article One:

The name of the Corporation is: AVE, Inc.

                                 Article Two:

The period of its duration is: Perpetual

                                Article Three:

The purpose of the corporation is the transaction of any or all lawful business for which corporations may be incorporated under the Nevada Business Corporation Act.

                                 Article Four:

The total number of shares of authorized capital stock of this corporation shall be 30,000,000 shares of common stock, with a par value of $.001 per share.

                                 Article Five:

The address of the registered office of the corporation is:

                              3653 Hemlock Court
                                Reno, NV 80509

and the name of its registered agent at such address is:

                                Henri R. Hornby

This Amended and Restated Articles of Incorporation and the amendments and restatement effected hereby have been duly adopted in accordance with the provisions of Section 78.390 and have been duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 78.207, of the Nevada General Corporation Law.

IN WITNESS WHEREOF, The AVE, Inc. has caused this instrument to be signed in its name by its President and attested to by its Secretary this ____ day of June, 1999.

Date: June __, 1999

ATTEST:                                 AVE, INC:


By  /s/ GEORGE SULLIVAN                 By  /s/ R. GENE KLAWETTER
   ------------------------------          ------------------------------
   George Sullivan, Secretary              R. Gene Klawetter, President

                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)

        The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

        WHEREAS the Board of Directors, in the interest of restating the capital structure of the Company, do hereby find it

        RESOLVED that such capital structure be changed from 15,000,000 shares of common stock, par value $.001 to 30,000,000 shares of common stock, par value $.001 as specified in the Articles of Amendment and Restatement to Articles of Incorporation of AVE, Inc. attached hereto.

        IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: June 20, 1999


      /s/ R. GENE KLAWETTER                     /s/ HENRI HORNBY
----------------------------------      ----------------------------------
   R. Gene Klawetter, Chairman                     Henri Hornby


[Seal]


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